Exhibit 10.1

EXECUTED VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (defined below), dated as of March 12, 2012 (this “Agreement”), is entered into by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries listed as a “Borrower” on the signature pages hereto (each a “Borrower” and collectively, the “Borrowers”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company (“WFCF”), as arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and the lenders named on the signature pages hereto (the “Lenders”).

WHEREAS, Parent, the Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 12, 2011, as amended by First Amendment to Credit Agreement, dated as of July 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not defined herein shall have the applicable meanings given to such terms in the Credit Agreement); and

WHEREAS, Parent, the Borrowers, Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                                       Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended in the following respects:

(a)                                  Clause (e)(ii) of Section 2.4 of the Credit Agreement is hereby amended by (i) deleting the phrase “under clauses (j), (m) or (o) of the definition of Permitted Dispositions” wherever it appears and (ii) replacing the phrase referred to in clause (i) with the phrase “under clauses (j), (m), (o) or (q) of the definition of Permitted Dispositions” wherever the phrase referred to in clause (i) appears.

(b)                                 Clause (a)(i) of Section 6.7 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of sub clause (B) thereof and (ii) adding the following new subclause (D) at the end thereof:

“and (D) Indebtedness issued pursuant to the Senior Floating Rate Notes Indenture in connection with the repurchase of such Indebtedness so long as (1) the Senior Floating Rate Notes are purchased or redeemed for a purchase price not in excess of the face value thereof, (2) there is no Revolver Usage  (with the exception of Letter of Credit Usage to a maximum of $2,700,000)

during the 30 day period immediately before and the 30 day period immediately after giving thereto, (3) Agent shall be satisfied that no trade payables of Parent or any of its Subsidiaries in an aggregate amount in excess of $75,000 are aged in excess of 60 days past due (except to the extent such trade payables are the subject of a Permitted Protest) and no book overdrafts of Parent or any of its Subsidiaries are aged in excess of 60 days immediately prior to giving effect thereto, (4) no Default or Event of Default shall have occurred and be continuing either before or after giving effect thereto and (5) Parent shall have provided Agent with a written certificate, supported by detailed calculations, that on a pro forma basis, Parent and its Subsidiaries are projected to be in compliance with the financial covenants set forth in Section 7 for the six month period immediately after giving effect thereto,”

(c)                                  Clause (iii) of Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)                         so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing), (A) solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Stock of Parent held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Stock of Parent and (B) on account of any repurchase, redemption or other acquisition or retirement of Stock of Parent held by such Persons; provided that the aggregate amount of such repurchase redemption or other acquisition or retirement of Stock made by Parent during any 12 month period plus the aggregate amount of Indebtedness incurred under clause (A) above during such 12 month period does not exceed $3,000,000,”

(d)                                 Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.11                    Investments.                           Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Parent and its Subsidiaries shall not have Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts at any time that the sum of (x) the amount of outstanding Advances plus (y) the amount of Letter of Credit Usage in excess of $2,700,000 is greater than $5,000,000 (other than (a) an aggregate amount, when taken together with the aggregate amount of Permitted Investments described in clause (c) below, of not more than $15,000,000, in the case of Parent and its Subsidiaries (other than those that are CFCs), (b) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Subsidiaries’ employees, and (c) an aggregate amount, of not more than $10,000,000 (calculated at current exchange rates), in the case of Subsidiaries of Parent that are CFCs), unless Parent or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments.  Subject to the foregoing proviso, Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.”

(e)                                  Clause (c) of the definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)                          the sum of (i) the lesser of (A) the Specified Real Property Collateral Cap in effect as of such date of determination and (B) 50% of the Appraised Value of the Specified Real Property Collateral, less the amount, if any, of reserves established by Agent for potential environmental remediation costs relating to such Specified Real Property Collateral, and (ii) the lesser of (A) the Specified Intellectual Property Cap in effect as of such date of determination and (B) 5% of the Risk Adjusted Value of the Specified Intellectual Property and, minus”

(f)                                    The definition of “EBITDA” in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of sub clause (ix) thereof and (ii) adding the following new subclause (x) at the end thereof:

“and (x) solely with respect to any fiscal period ending during the period from July 1, 2011 through June 30, 2013, restructuring costs and CCAA costs set forth on Schedule E-3 to the Agreement in an aggregate amount not to exceed $16,680,000 for all fiscal periods ending during the period from July 1, 2011 through June 30, 2013.”

(g)                                 Clause (a) of the definition of “Eligible Domestic Accounts” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                          Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,”

(h)                                 Clause (i) of the definition of “Eligible Domestic Accounts” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)                             Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed (i)  in the case of the Specified Account Debtor, 30%, and (ii) in the case of any other Account Debtor, 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Domestic Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Domestic Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

(i)                                     Clause (a) of the definition of “Eligible Foreign Accounts” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                          Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,”

(j)                                     Clause            Clause (i) of the definition of “Eligible Foreign Accounts” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)                               Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed (i)  in the case of the Specified Account Debtor, 30%, and (ii) in the case of any other Account Debtor, 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Foreign Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Foreign Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

(k)                                  The definition of “Permitted Dispositions” in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (o) thereof, (ii) deleting the period at the end of clause (p) thereof and substituting the phrase “, and” in lieu thereof and (iii) adding the following new clause (q) at the end thereof:

“(q)                           the disposition of the Specified Intellectual Property set forth in Part (b) of Schedule S-3, so long as (i) no Default or Event of Default shall have occurred and be continuing either before or after the giving effect thereto, (ii) the Loan Parties receive Net Cash Proceeds of not less than an amount acceptable to the Agent in its sole reasonable discretion in respect thereof, and (iii) all such Net Cash Proceeds are applied to the Obligations in accordance with Section 2.4(e)(ii) of the Agreement.”

(l)                                     The definition of “Specified Intellectual Property Cap” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Specified Intellectual Property Cap’ means $3,000,000 as of the Closing Date, which amount shall be (a) reduced by $50,000 on June 1, 2011 and on the first day of each month thereafter and (b) reduced to zero from and after the date when the Specified Intellectual Property set forth in Part (b) of Schedule S-3 is sold or otherwise disposed of.”

(m)                               Schedule 5.1 to the Credit Agreement is hereby amended by deleting subclause (o) thereof.

(n)                                 Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety to reads as follows:

Weekly (no later than Tuesday of each week) at all times that the Revolver Usage	(a)	a Borrowing Base Certificate as of the close of business on Friday of the previous week,

(b)

a detailed aging, by total, of the Loan Parties’ Accounts as of the close of business on Friday of the previous week, together with a reconciliation and supporting documentation for any reconciling items noted (delivered

exceeds $5,000,000,		electronically in an acceptable format),

(c)

a detailed Inventory system/perpetual report as of the close of business on Friday of the previous week, together with a reconciliation to the Loan Parties’ general ledger accounts (delivered electronically in an acceptable format), and

(d)

a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents as of the close of business on Friday of the previous week, including an indication of which amounts constitute (i) Qualified Cash and (ii) proceeds of Borrowings that are then being (or will be) used in the manner and within the time periods set forth in the Notices of Borrowing with respect thereto.

Monthly (no later than the 10th Business Day after each month) at all times that the Revolver Usage is less than or equal $5,000,000,	(e)	a Borrowing Base Certificate,

(f)

a detailed aging, by total, of the Loan Parties’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format),

	(g)	a detailed Inventory system/perpetual report together with a reconciliation to the Loan Parties’ general ledger accounts (delivered electronically in an acceptable format), and

(h)

a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents as of the close of business on the last business day of the previous month, including an indication of which amounts constitute (i) Qualified Cash and (ii) proceeds of Borrowings that are then being (or will be) used in the manner and within the time periods set forth in the Notices of Borrowing with respect thereto.

Monthly (no later than the 10th Business Day after each month),	(i)	a summary aging, by vendor, of the Loan Parties’ accounts payable and any book overdraft (delivered electronically in an acceptable format) and an aging, by vendor, of any held checks,

	(j)	a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of the Loan Parties’ general ledger,

(k)

a reconciliation of Accounts, trade accounts payable, and Inventory of Parent’s and its Subsidiaries’ general ledger accounts to its monthly financial statements including any book reserves related to each category,

	(l)	a report regarding the Canadian Loan Parties’ employee wages (including a breakdown between regular wages, accrued vacation pay and accrued overtime pay) for the prior month, and

(m)

a report confirming that all contributions pursuant to the Canadian Employee Plans (including, without limitation, current employer and employee service contributions) as required by applicable law have been made for the applicable reporting period under each Canadian Employee Plan.

Quarterly,	(n)	an analysis of the Loan Parties’ Inventory constituting custom made products, and

	(o)	a report regarding Parent’s and its Subsidiaries’ accrued, but unpaid, taxes, including, without limitation, ad valorem, real property and Canadian federal and provincial taxes.

Annually,	(p)	a detailed list of Parent’s and its Subsidiaries’ customers, with address and contact information.

Upon request by Agent,	(q)

an appraisal of the Loan Parties’ Inventory and Real Property Collateral, conducted by a third party appraiser acceptable to Agent, the results of which shall be satisfactory to Agent and be reflected by appropriate adjustments to the Borrowing Base,

(r)

(i) a report regarding the Loan Parties’ cash flow for the prior fiscal quarter directly attributable to the Specified Intellectual Property, together with such supporting details as Agent may reasonably request, all in form and substance satisfactory to Agent and (ii) an analysis of the Loan Parties’ Inventory constituting custom made products, and

	(s)	copies of purchase orders and invoices for Inventory and Equipment acquired by any Loan Party, and

	(t)	such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as Agent may reasonably request.

(o)                                 Schedule S-3 to the Credit Agreement is hereby replaced with Schedule S-3 attached as Exhibit A to this Agreement.

(p)                                 The following terms are hereby added to Schedule 1.1 to the Credit Agreement and inserted in the appropriate alphabetical order in Schedule 1.1:

“‘Second Amendment Effective Date’ means March 12, 2012.”

“‘Specified Account Debtor’ means the Account Debtor listed on Schedule S-4 to the Credit Agreement.”

(q)                                 Schedule E-3 (EBITDA) to the Credit Agreement is hereby inserted in the Credit Agreement immediately after Schedule E-2 as set forth on Exhibit B to this Agreement.

(r)                                    Schedule S-4 (Specified Account Debtor) to the Credit Agreement is hereby inserted in the Credit Agreement immediately after Schedule S-3 as set forth on Exhibit C to this Agreement.

2.                                       Conditions to Effectiveness.  This Agreement shall become effective (the “Amendment Effective Date”) when all of the following conditions have been satisfied:

(a)                                  Agent shall have received a copy of this Agreement duly executed by the Loan Parties and the Lenders;

(b)                                 as of the Amendment Effective Date, the representations and warranties of Parent and the Loan Parties herein, in Section 4 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Agreement becoming effective in accordance with its terms;

(c)                                  Borrowers shall have paid to Agent a fully earned and nonrefundable amendment fee equal to $350,000;

(d)                                 Borrowers shall have paid all Lender Group Expenses incurred in connection with (i) the preparation, execution and delivery of this Agreement and (ii) the transactions evidenced hereby and by the other Loan Documents; and

(e)                                  all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

3.                                       Representations and Warranties.  Parent and each of the Borrowers represents and warrants as follows:

(a)                                  As to each such Person, the execution, delivery and performance by such Person of this Agreement, and the performance by such Person of the Credit Agreement as amended hereby, have been duly authorized by all necessary action on the part of such Person, and such Person has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby.

(b)                                 This Agreement, and the Credit Agreement as amended hereby, is the legally, valid and binding obligations of each such Person, enforceable against each such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)                                  The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date, or would result from this Agreement becoming effective in accordance with its terms.

4.                                       Release.  Parent and each of the Borrowers may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents.  Agent, the Lenders, Parent and the Borrowers desire to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus Parent and each of the Borrowers makes the releases contained in this Section 4.  In consideration of Agent and the Lenders entering into this Agreement, Parent and each of the Borrowers hereby fully and unconditionally releases and forever discharges each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives, (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Parent or any Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Agreement is executed, regarding or relating to the Credit Agreement, any of the Loan Documents, the Advances or any of the other Obligations, including administration or enforcement thereof (collectively, the “Claims”).  Parent and each of the Borrowers represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by Parent or any of the Borrowers against the Released Parties which is not released hereby.  Parent and each of the Borrowers represents and warrants that the foregoing constitutes a full and complete release of all Claims.

5.                                       Miscellaneous.

(a)                                  Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement.  To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or an amendment of any right, power or remedy of Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(c)                                  Headings.  Headings and numbers have been set forth herein for convenience only.

(d)                                 Amendment as Loan Document.  The Loan Parties each hereby acknowledge and agree that this Agreement constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been not true and correct in all material respects when made, or (ii)  any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(e)                                  Governing Law.  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f)                                    Waiver of Jury Trial.  PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC.,
as Parent

By:
Title:

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.,
as a Borrower

By:
Title:

ANGIOTECH AMERICA, INC.,
as a Borrower

By:
Title:

ANGIOTECH BIOCOATINGS CORP.,
as a Borrower

By:
Title:

ANGIOTECH PHARMACEUTICALS (US), INC.,
as a Borrower

By:

Title:

B.G. SULZLE, INC.,
as a Borrower

By:
Title:

MANAN MEDICAL PRODUCTS, INC.,
as a Borrower

By:
Title:

MEDICAL DEVICE TECHNOLOGIES, INC.,
as a Borrower

By:
Title:

QUILL MEDICAL, INC.,
as a Borrower

By:
Title:

SURGICAL SPECIALTIES CORPORATION,
as a Borrower

By:
Title:

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

By:
Title: